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Exhibit 11.1

                 OPEN ENVIRONMENT CORPORATION AND SUBSIDIARIES
                  Computation of Net Income (Loss) Per Share



                                          Three Months Ended March 31,
                                             1996               1995
                                          ------------      ------------
                                             (Restated)         (Restated)
Weighted average shares of common stock
  outstanding                               7,478,430         4,610,560
Common stock equivalents:
  Series A Convertible Preferred Shares                         999,998
  Dilutive effect of stock options                            1,124,282
                                          ------------      ------------
                                            7,478,430         6,734,840
                                          ============      ============

Net income (loss)                         ($4,966,585)         $349,263
                                          ============      ============

Net income (loss) per share                    ($0.66)            $0.05
                                          ============      ============